SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)   June 2, 2004

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)

(585) 381-6000
(Registrant’s telephone number including area code)

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

a)	The Audit Committee of the Board of Directors of Registrant approved on June 2, 2004, the engagement of the accounting firm of Rotenberg and Company, LLP as independent accountants for the Registrant for the year ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on June 3, 2004.

Veramark Technologies, Inc.

By:	/s/ Ronald C. Lundy

Ronald C. Lundy, Treasurer
Chief Accounting Officer